UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              TRUSTMARK CORPORATION
              (Exact name of registrant as specified in it charter)


        Mississippi                                               64-0471500
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                   248 East Capitol Street, Jackson, MS 39201
           (Address of principal executive offices including zip code)


               Trustmark Corporation 1997 Long Term Incentive Plan
                            (Full title of the plan)


                                 LOUIS E. GREER
                            Chief Accounting Officer
                              Trustmark Corporation
                              248 E. Capitol Street
                                Jackson, MS 39201
                        (601) 208-2310, Fax (601)208-6871
                   (Name and address, including area code and
                     telephone number, of agent for service)


                        Copies of all correspondence to:
                              Robert D. Drinkwater
                     Brunini, Grantham, Grower & Hewes, PLLC
                             Post Office Drawer 119
                                Jackson, MS 39205
                        (601) 948-3101, Fax (601)960-6902

                         CALCULATION OF REGISTRATION FEE

                                    Proposed maximum   Proposed maximum
Title of securities  Amount to be    offering price   aggregate offering     Amount of
 to  be registered    registered       per share            price         registration fee
-------------------  -------------  ----------------  ------------------  ----------------
  Common Stock
$0.00 par value
   per share           1,366,124        $27.13           $37,062,944          $4,362

Registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average price at which options may be exercised.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

Explanation
-----------
This Post-Effective Amendment No. 2 is being filed to register 1,366,124 additional shares issuable pursuant to Registrant's 1997 Long Term Incentive Plan.

Registrant initially registered 300,000 shares pursuant to a registration statement on Form S-8, which became effective September 18, 1997 (File No. 333-35889). Effective March 30, 1998, Registrant's shares were split 2 for 1, increasing the number of registered shares to 600,000.

Registrant registered 300,000 additional shares pursuant to a registration statement on Form S-8, which became effective June 21, 2000 (File No. 333-39786), increasing the number of registered shares to 900,000.

This amendment increases the number of registered shares to 2,266,124.

The contents of the earlier Registration Statements on Form S-8 (File No. 333-35889) and (File No. 333-39786) are incorporated herein by reference.


                                     Part II

Item 8.       Exhibits.

Exhibit No.   Description of Exhibit
-----------   ----------------------
5.1           Opinion and Consent of Brunini, Grantham, Grower & Hewes as to the
                legality of the issuance of the shares.

23.1          Consent of KPMG LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson and State of Mississippi on the 19th day of April, 2005.

                              TRUSTMARK CORPORATION


                             /s/ Richard G. Hickson
                             ----------------------
                               Richard G. Hickson
                 Chairman, President and Chief Executive Officer
                          (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                        Date
---------                                -----                        ----

/s/ Richard G. Hickson         Chairman, President and Chief      April 19, 2005
 ----------------------------  Executive Officer (Principal
Richard G. Hickson             Executive Officer), Director


/s/ Zach L. Wasson             Treasurer (Principal               April 19, 2005
----------------------------   Financial Officer)
Zach L. Wasson


/s/ Louis E. Greer             Chief Accounting Officer           April 19, 2005
----------------------------   (Principal Accounting Officer)
Louis E. Greer


/s/ J. Kelly Allgood           Director                           April 19, 2005
----------------------------
J. Kelly Allgood


/s/ Reuben V. Anderson         Director                           April 19, 2005
----------------------------
Reuben V. Anderson


/s/ John L. Black, Jr.         Director                           April 19, 2005
----------------------------
John L. Black, Jr.


/s/ William C. Deviney, Jr.    Director                           April 19, 2005
----------------------------
William C. Deviney, Jr.


/s/ C. Gerald Garnett          Director                           April 19, 2005
----------------------------
C. Gerald Garnett


/s/ Matthew L. Holleman, III   Director                           April 19, 2005
----------------------------
Matthew L. Holleman, III


/s/ Richard H. Puckett         Director                           April 19, 2005
----------------------------
Richard H. Puckett


/s/ Carolyn C. Shanks          Director                           April 19, 2005
----------------------------
Carolyn C. Shanks


                               Director
----------------------------
Kenneth W. Williams


/s/ William G. Yates, Jr       Director                           April 19, 2005
----------------------------
William G. Yates, Jr.

Exhibit 5.1

                     BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

TELEPHONE                       ATTORNEYS AT LAW            MAILING ADDRESS
(601) 948-3101               1400 TRUSTMARK BUILDING    POST OFFICE DRAWER 119
                             248 EAST CAPITOL STREET  JACKSON, MISSISSIPPI 39205
FACSIMILE                   JACKSON, MISSISSIPPI 39201
(601) 960-6902

                                 April 15, 2005

Trustmark Corporation
248 East Capitol Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

     We have acted as counsel to Trustmark Corporation, a Mississippi corporation ("Trustmark") in connection with the preparation of Post Effective Amendment No. 2 to its registration statement on Form S-8 as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement") which Registration Statement relates to the proposed offer by Trustmark to certain of its employees of up to 1,385,974 additional shares (the "Shares") of the common stock of Trustmark issuable upon the exercise of certain options which have been or may be granted under the Trustmark 1997 Long Term Incentive Plan (the "Plan"). This opinion is being furnished to you to be included as an Exhibit to the Registration Statement.

     We are of the opinion that the Shares have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares issued in accordance with the Plan, such Shares will be validly issued, fully paid and non-accessible.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                 Very truly yours,

                                 /s/ Robert D. Drinkwater

Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Trustmark Corporation:


We consent to the use of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Trustmark Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference herein.

/s/ KPMG LLP

Jackson, Mississippi
April 14, 2005